Sprott Funds Trust 485BPOS

Exhibit (i)(2)

March 27, 2020

Sprott Funds Trust

200 Bay Street, Suite 2600

Toronto, Ontario, Canada M5J2J1

Re:	Sprott Funds Trust - File Nos. 333-227545 and 811-23382

Dear Sir/Madam:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 5 under the Securities Act of 1933, as amended to the Sprott Funds Trust Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 7 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP
THOMPSON HINE LLP